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                                                              Exhibit 23(a)

                         CONSENT OF INDEPENDENT AUDITORS


                We consent to the incorporation by reference in the Form S-8 Registration Statement relating to the registration of 600,000 shares under the 1994 Stock Option Plan of United Industrial Corporation of our report dated February 21, 1996, with respect to the consolidated financial statements and schedules of United Industrial Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                                  ERNST & YOUNG LLP

     New York, New York
     January 9, 1997